UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): October 24, 2018

NOBLE CORPORATION plc

(Exact name of Registrant as specified in its charter)

England and Wales	001-36211	98-0619597
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification number)

10 Brook Street London, England		W1S 1BG
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: +44 20 3300 2300

Devonshire House, 1 Mayfair Place, London, England, W1J8AJ

(Former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02(d)	Election of Directors.

Noble Corporation plc, a public limited company incorporated under the laws of England and Wales (the “Company”), today announced that on October 24, 2018, Roger W. Jenkins was elected by the Company’s Board of Directors (the “Board”) to fill a vacancy on the Board created by a recent director retirement. Mr. Jenkins will serve as a director until the next shareholder vote at the annual general meeting in 2019. Mr. Jenkins was at the same time named to serve on the Board’s Audit Committee and Health, Safety, Environment & Engineering committee.

Mr. Jenkins, age 56, has served since 2013 as President and Chief Executive Officer of Murphy Oil Corporation, a petroleum and natural gas exploration company. Mr. Murphy joined Murphy Oil in 2001 and, since that time, has served in various roles at Murphy Oil, including Chief Operating Officer and President of Murphy Oil’s exploration and production company.

There is no arrangement or understanding between Mr. Jenkins and any other person pursuant to which Mr. Jenkins was selected as a director. There are no transactions in which Mr. Jenkins has an interest requiring disclosure under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 25, 2018

NOBLE CORPORATION plc

By:	/s/ Adam C. Peakes
Adam C. Peakes
Senior Vice President and Chief Financial Officer